EXHIBIT 10.3


                           PURCHASE AND SALE AGREEMENT

                                      DATED

                                  MAY 11, 2006,

                                 BY AND BETWEEN

                                MORGANS GROUP LLC

                                    AS BUYER,

                                       AND

                    HR CONDOMINIUM INVESTORS (VEGAS), L.L.C.

                                    AS SELLER



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                                TABLE OF CONTENTS
                                                                   PAGE


1.    PURCHASE AND SALE.............................................1

2.    PURCHASE PRICE................................................1

3.    PRE-EXECUTION ACTIONS.........................................1
      3.1   As Is, Where Is.........................................1

4.    CONDITIONS TO CLOSING.........................................2
      4.1   Buyer's Closing Conditions..............................2
      4.2   Failure of Buyer's Closing Conditions...................3
      4.3   Seller's Closing Conditions.............................3
      4.4   Failure of Seller's Closing Conditions..................3

5.    CLOSING.......................................................4
      5.1   Closing Date............................................4
      5.2   Deliveries by Seller....................................4
      5.3   Deliveries by Buyer.....................................4
      5.4   Closing Costs...........................................5

6.    SELLER'S REPRESENTATIONS AND WARRANTIES.......................5
      6.1   Due Organization........................................5
      6.2   Seller's Authority; Validity of Agreements..............5
      6.3   No Other Representations or Warranties; Survival........5

7.    BUYER'S REPRESENTATIONS AND WARRANTIES........................5
      7.1   Due Organization........................................6
      7.2   Buyer's Authority; Validity of Agreements...............6
      7.3   Survival................................................6

8.    ADDITIONAL COVENANTS AND AGREEMENTS...........................6
      8.1   As-Is...................................................6
      8.2   [Intentionally Omitted].................................8
      8.3   Cross Termination.......................................8

9.    BROKERS.......................................................8

10.   REMEDIES......................................................9

11.   NO ASSUMPTION OF LIABILITIES BY BUYER.........................9

12.   MISCELLANEOUS PROVISIONS......................................9
      12.1  Governing Law...........................................9
      12.2  Entire Agreement........................................9
      12.3  Amendment; Waiver......................................10
      12.4  Notices................................................10


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      12.5  Expenses...............................................11
      12.6  Assignment.............................................11
      12.7  Severability...........................................11
      12.8  Successors and Assigns; Third Parties..................11
      12.9  Counterparts...........................................12
      12.10 Interpretation.........................................12
      12.11 Further Assurances.....................................12
      12.12 Number and Gender......................................13
      12.13 Mutual Drafting........................................13
      12.14 Exhibits...............................................13
      12.15 Attorneys' Fees........................................13
      12.16 Business Days..........................................13
      12.17 Early Termination......................................13
      12.18 Confidentiality........................................13
      12.19 Arbitration............................................13

LIST OF EXHIBITS...................................................17


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                           PURCHASE AND SALE AGREEMENT


            THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into as of May 11, 2006 (the "EXECUTION DATE"), by and between MORGANS GROUP LLC, a Delaware limited liability company ("BUYER"), and HR CONDOMINIUM INVESTORS (VEGAS), L.L.C., a Delaware limited liability company ("SELLER").

                                 R E C I T A L S

            A. Seller has pursued the potential development of a project on certain real property located at 4185 Paradise Road, in Paradise Township, County of Clark, State of Nevada and owned by PM Realty, LLC, a Nevada limited-liability company ("PMR"), and as a result of pursuing such potential development, Seller may be the owner of certain assets relating to the proposed development, as more particularly described on EXHIBIT A attached hereto (the "ASSETS").

            B. Seller desires to sell, transfer and convey all of its right, title and interest, if any, in and to the Transferable Assets (hereinafter defined) to Buyer, and Buyer desires to purchase and acquire the Transferable Assets from Seller, upon and subject to the terms and conditions set forth in this Agreement.

                                A G R E E M E N T

            NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1. PURCHASE AND SALE. Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from Seller, Seller's right, title and interest, if any, in and to such of the Assets as Seller is permitted to transfer to Buyer or to any third party without breaching any restrictions on the sale, assignment or transfer of such Assets (the "TRANSFERABLE ASSETS"), upon and subject to the terms and conditions set forth herein.

2. PURCHASE PRICE. The purchase price of the Assets (the "PURCHASE PRICE") shall equal One Million Dollars ($1,000,000.00). At the Closing, Buyer shall pay to Seller the Purchase Price by wire transfer of immediately available federal funds.

3. PRE-EXECUTION ACTIONS.

            3.1 AS IS, WHERE IS. On or prior to the Execution Date, Buyer has reviewed all documents and materials relating to the Assets that it deems appropriate or necessary, and has performed any investigations and studies of the Assets that it deemed appropriate or necessary, and Buyer is satisfied with all of the foregoing. By its execution hereof, Buyer hereby accepts the Transferable Assets in their present "AS IS,


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WHERE IS" condition "WITH ALL FAULTS," and acknowledges that it has been afforded the opportunity to make any and all inspections of the Assets and such related matters as Buyer has desired and, accordingly, except as expressly set forth in Section 6 hereof, Buyer will rely solely on its own due diligence and investigations in purchasing the Transferable Assets.

4. CONDITIONS TO CLOSING.

            4.1 BUYER'S CLOSING CONDITIONS. The obligation of Buyer to complete the transaction contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at the Closing) (the "BUYER'S CLOSING CONDITIONS"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer:

                  4.1.1 SELLER'S DUE PERFORMANCE. All of the representations and warranties of Seller set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed in all material respects all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement.

                  4.1.2 BANKRUPTCY. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors, and no attachment, execution, lien or levy shall have attached to or been issued with respect to Seller's interest in the Assets or any portion thereof.

                  4.1.3 DELIVERIES. Seller shall have delivered to Buyer such documents or instruments as are required to be delivered by Seller pursuant to the terms of this Agreement.

                  4.1.4 OTHER TRANSACTION CLOSINGS. All conditions to each of the Other Transaction Closings shall have been satisfied or, if permissible, waived by the party entitled to make such a waiver, and each of the Other Transaction Closings shall occur simultaneously with the Closing. For purposes hereof, "OTHER TRANSACTION CLOSINGS" shall mean (i) the "Closing," as such term is defined in Section 1.3 of the Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), by and among Hard Rock Hotel, Inc., a Nevada corporation ("HRH") , Morgans Hotel Group Co., a Delaware corporation ("MERGER PARENT"), and MHG HR Acquisition Corp., a Nevada corporation, (ii) the "Closing," as such term is defined in Section 7.1 of the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of the date hereof (the "PMR ASSET PURCHASE AGREEMENT"), by and between PM Realty, LLC, a Nevada limited-liability company, and Buyer, (iii) the execution of the Trademark Agreement, to be dated as of the Closing, by and between Peter A. Morton and HRH (the "TRADEMARK AGREEMENT"), (iv) the execution of the License Agreement, to be dated as of the Closing, by and between Peter A. Morton and Merger Parent (the "LICENSE AGREEMENT"), and (v) the execution of the "Morton Trademark Assignment" (as defined in the Merger


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Agreement) (the "MORTON TRADEMARK ASSIGNMENT" and, together with the Merger
Agreement, the PMR Asset Purchase Agreement and the License Agreement, the "OTHER TRANSACTION AGREEMENTS").

            4.2 FAILURE OF BUYER'S CLOSING CONDITIONS. If any of Buyer's Closing Conditions have not been fulfilled on or prior to the "Outside Closing Date" (as defined herein), Buyer may:

                  4.2.1 waive any such unfulfilled Buyer's Closing Condition and proceed in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

                  4.2.2   terminate this Agreement by written notice to Seller.

            4.3 SELLER'S CLOSING CONDITIONS. The obligation of Seller to complete the transaction contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at the Closing) (the "SELLER'S CLOSING CONDITIONS"), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller:

                  4.3.1 BUYER'S DUE PERFORMANCE. All of the representations and warranties of Buyer set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed in all material respects all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

                  4.3.2 BANKRUPTCY. No action or proceeding shall have been commenced by or against Buyer under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

                  4.3.3 DELIVERIES. Buyer shall have delivered to Seller such documents or instruments as are required to be delivered by Buyer pursuant to the terms of this Agreement.

                  4.3.4 OTHER TRANSACTION CLOSINGS. All conditions to each of the Other Transaction Closings shall have been satisfied or, if permissible, waived by the party entitled to make such a waiver, and each of the Other Transaction Closings shall occur simultaneously with the Closing.

            4.4 FAILURE OF SELLER'S CLOSING CONDITIONS. If any of the Seller's Closing Conditions have not been fulfilled on or prior to the Outside Closing Date, Seller may:

                  4.4.1 waive any such unfulfilled Seller's Closing Condition and proceed in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or


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                  4.4.2   terminate this Agreement by written notice to Buyer.

5. CLOSING.

            5.1 CLOSING DATE. Subject to the provisions of this Agreement, the Closing shall take place at a time and on a date specified by the parties, which shall be no later than the fifth Business Day (hereinafter defined) after satisfaction or waiver of the conditions set forth in Sections 4.1 and 4.3 (other than those conditions, including the occurrence of the Other Transaction Closings, that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions, it being the intention of Buyer and Seller that the Closing and the Other Transaction Closings occur concurrently) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019-6150, or at such other time, date, or place as agreed to in writing by the parties hereto. As used herein, the following terms shall have the following meanings: (a) the "CLOSING" shall mean the transfer of the Transferable Assets pursuant to this Agreement; (b) the "CLOSING DATE" shall mean the date upon which the Closing actually occurs; and (c) the "OUTSIDE CLOSING DATE" shall mean the earlier of (x) seven (7) Business Days following Merger Parent's receipt of Gaming Approvals (as defined in the Merger Agreement) and (y) February 11, 2007 (or such later date as is agreed to by Seller).

            5.2 DELIVERIES BY SELLER. On or before the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered to the Buyer the Transferable Assets, pursuant to the following instruments to be executed and delivered by Seller at the Closing:

                  5.2.1 BILL OF SALE. Four (4) original executed counterparts of a bill of sale and assignment in the form of EXHIBIT "B" attached hereto (the "BILL OF SALE"), pursuant to which Seller shall transfer to Buyer all of the Transferable Assets;

                  5.2.2 PROOF OF AUTHORITY. Such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Buyer; and

                  5.2.3 OTHER. Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Buyer in order to effectuate the provisions of this Agreement and the Closing of the transaction contemplated herein.

            5.3 DELIVERIES BY BUYER. On or before the Closing Date, Buyer, at its sole cost and expense, shall deliver or cause to be delivered to Seller the following funds, documents and instruments, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Buyer at the Closing:

                  5.3.1 PURCHASE PRICE. Cash in an amount equal to the sum of the Purchase Price;


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                  5.3.2   [INTENTIONALLY OMITTED]

                  5.3.3 PROOF OF AUTHORITY. Such proof of Buyer's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Seller; and

                  5.3.4 OTHER. Such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Seller in order to effectuate the provisions of this Agreement and the Closing of the transaction contemplated herein.

            5.4 CLOSING COSTS. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys' and advisors' fees, charges and disbursements), except that all documentary transfer, stamp, sales and other taxes related to the transfer of the Transferable Assets, which shall be paid by Buyer.

6. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to and agrees with Buyer, as of the Execution Date and as of the Closing Date, as follows:

            6.1 DUE ORGANIZATION. Seller is a limited-liability company duly organized and existing in good standing under the laws of the State of Delaware.

            6.2 SELLER'S AUTHORITY; VALIDITY OF AGREEMENTS. Seller has full right, power and authority to sell all of its right, title and interest, if any, in and to the Transferable Assets, to Buyer as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms hereof and thereof. This Agreement is, and all other instruments, documents and agreements to be executed and delivered by Seller in connection with this Agreement shall be, duly authorized, executed and delivered by Seller and shall be valid, binding and enforceable obligations of Seller (except as enforcement may be limited by bankruptcy, insolvency or similar laws).

            6.3 NO OTHER REPRESENTATIONS OR WARRANTIES; SURVIVAL. Other than the representations and warranties expressly set forth in this Section 6, Seller shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby and no other person (including any officer, director, employee, stockholder, or Affiliate of Seller) shall be deemed to have made any representation or warranty in connection with this Agreement or the transactions contemplated hereby. The representations and warranties of Seller set forth in this Agreement shall not survive the delivery of the Transferred Assets and the Closing.

7. BUYER'S REPRESENTATIONS AND WARRANTIES.Buyer represents and


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warrants to Seller, as of the Execution Date and as of the Closing Date, as
follows:

            7.1 DUE ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

            7.2 BUYER'S AUTHORITY; VALIDITY OF AGREEMENTS. Buyer has full right, power and authority to purchase and acquire all of Seller's right, title and interest, if any, in the Transferred Assets from Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is, and all instruments, documents and agreements to be executed and delivered by Buyer in connection with this Agreement shall be, duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and as of the Closing Date will not, violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

            7.3 SURVIVAL. The representations and warranties of Buyer set forth in this Agreement shall not survive the delivery of the Transferred Assets and the Closing.

8. ADDITIONAL COVENANTS AND AGREEMENTS.

            8.1   AS-IS. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE AS FOLLOWS:
(A) BUYER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE TRANSFERRED ASSETS BEING TRANSFERRED HEREUNDER; AND (B) EXCEPT AS MAY BE SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, IN SECTION 6 HEREOF, NEITHER SELLER NOR ANY OF ITS AGENTS, REPRESENTATIVES, BROKERS, OFFICERS, DIRECTORS, SHAREHOLDERS, OR EMPLOYEES HAS MADE OR WILL MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS. THE TRANSFERRED ASSETS ARE BEING SOLD TO BUYER IN ITS PRESENT "AS IS, WHERE IS" CONDITION "WITH ALL FAULTS." BUYER ACKNOWLEDGES THAT IT HAS BEEN AFFORDED THE OPPORTUNITY TO MAKE ANY AND ALL INSPECTIONS OF THE ASSETS AND SUCH RELATED MATTERS AS BUYER HAS DESIRED AND, ACCORDINGLY, EXCEPT AS MAY BE SPECIFICALLY SET FORTH TO THE CONTRARY HEREIN, BUYER WILL RELY SOLELY ON ITS OWN DUE DILIGENCE AND INVESTIGATIONS IN PURCHASING THE TRANSFERABLE ASSETS.


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            SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE
PROVISIONS OF THIS SECTION 8.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

/s/ P.M.                                                    /s/ W.E.S.
----------                                                  ----------
Seller's                                                     Buyer's
Initials                                                     Initials


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            8.2   [INTENTIONALLY OMITTED].

            8.3 CROSS TERMINATION. If the Merger Agreement and/or the PMR Asset Purchase Agreement is terminated in accordance with the terms thereof, then unless Buyer and Seller shall otherwise expressly agree in writing, this Agreement shall automatically terminate, and this Agreement and all of the provisions hereof shall be void and of no further force or effect (except that Section 9 shall survive the termination of this Agreement), and neither party shall have any further rights or obligations hereunder.

9. BROKERS.

            Buyer and Seller each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation ("COMMISSION") shall or may become due or payable in connection with the transaction contemplated hereby, other than Leeds Equity Partners (the "BROKER"). Seller hereby agrees to pay any Commission due and payable to the Broker in connection with the transaction contemplated hereby pursuant to its separate agreement with the Broker. Seller shall indemnify, defend, protect and hold Buyer harmless from and against any and all claims, causes of action, demands, obligations, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) (collectively, "CLAIMS") incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 9. Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all Claims incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 9. The provisions of this Section 9 shall survive the Closing or earlier termination of this Agreement.


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10.  REMEDIES. In the event that the Other Transaction Closings have occurred and the transaction contemplated by this Agreement fails to close as a result of the default of the Seller in the performance of its obligations under this Agreement, Buyer as its sole and exclusive remedies hereunder may (i) terminate this Agreement and the rights and obligations of Buyer and Seller hereunder, or
(ii) pursue the remedy of specific performance against Seller. In the event that the transaction contemplated by this Agreement fails to close as a result of the default of Buyer in the performance of its obligations under this Agreement, Seller as its sole and exclusive remedy hereunder may terminate this Agreement, and the rights and obligations of Buyer and Seller hereunder. Nothing contained in this Section 10 shall affect the obligations of the parties under Sections 9 and 12.15 hereof, and those rights and obligations that, by their terms, survive the termination of this Agreement.

11. NO ASSUMPTION OF LIABILITIES BY BUYER. Notwithstanding anything to the contrary in this Agreement, in no event shall Seller transfer or be deemed to transfer to Buyer under this Agreement, and in no event shall Buyer assume or be deemed to assume hereunder, any costs, expenses, fees, charges, payments, damages, obligations or other liabilities whatsoever (collectively, "Liabilities") with respect to, arising under or in connection with any Asset, and all such Liabilities are retained by, and are and subsequent to the Closing shall remain the sole and exclusive responsibility and obligation of Seller. Seller and Buyer further confirm agree that Buyer is the purchaser solely of the Transferred Assets, and in no event shall Buyer be or be deemed to be an assignee of or successor to any operation, business, venture or project of Seller, including without limitation, the proposed or contemplated design, development, financing, marketing and/or sale of condominium units at the Property pursuant to action previously undertaken by Seller.

12.   MISCELLANEOUS PROVISIONS.

            12.1 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to its principles of conflicts of law. Each of the parties hereto irrevocably consents to the jurisdiction and venue of any state or federal district court within Clark County, Nevada, in connection with any matter based upon or arising out of this Agreement or the transactions under this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the or State of Nevada and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue and process.

            12.2 ENTIRE AGREEMENT. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.


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            12.3   AMENDMENT; WAIVER. This Agreement may not be amended except by an instrument in writing signed by the party against whom enforcement of any such amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

            12.4 NOTICES. All notices and other communications hereunder ("NOTICES") shall be in writing and shall be deemed given (i) upon actual receipt by the recipient, if delivered personally, (ii) one Business Day after deposit with an overnight courier, as shown on the records of such overnight courier, if delivered by overnight courier or (iii) on the day of transmission if prior to 5:00p.m. on a Business Day (or if such day is not a Business Day or if the transmission occurs after 5:00p.m. on a Business Day, then on the next succeeding Business Day) if by facsimile and the sender receives electronic confirmation of receipt by the recipient, in each case to the parties at the following addresses or facsimile numbers (or at such other address for a party as shall be specified by like notice):

To Buyer:         Morgans Group LLC
                  c/o Morgans Hotel Group Co.
                  475 Tenth Avenue, 11th Floor
                  New York, New York  10018
                  Attention:  W. Edward Scheetz
                  Telephone:
                              -------------------
                  Facsimile:  (212) 277-4260

With A Copy To:   Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:   Stephen G. Gellman, Esq.
                               Adam O. Emmerich, Esq.
                  Telephone:
                              -------------------
                  Facsimile:  (212) 403-2000

To Seller:        HR Condominium Investors (Vegas), L.L.C.
                  510 North Robertson Boulevard
                  Los Angeles, California  90048-1738
                  Attention:  Brian Ogaz
                  Telephone:  (310) 358-1710
                  Facsimile:  (310) 652-8787

With A Copy To:   Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California  90071
                  Attention:  Allan G. Mutchnik
                  Telephone:  (213) 687-5391


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                  Facsimile:  (213) 621-5391

And to:           Gordon & Silver, Ltd
                  3960 Howard Hughes Parkway
                  Ninth Floor
                  Las Vegas, Nevada  89109
                  Attention:  Kathryn G. Noall
                  Telephone:  (702) 796-5555
                  Facsimile:  (702) 369-2666

All Notices given by facsimile shall be followed by the delivery of a hard copy of such Notice, provided that such Notice shall be deemed to have been given when received by facsimile.

            12.5 EXPENSES. Subject to the provision for payment of the closing costs in accordance with the terms of Section 5.4 hereof and any other provision of this Agreement, whether or not the transaction contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

            12.6 ASSIGNMENT. Neither all nor any portion of either party's interest under this Agreement may be sold, assigned, encumbered, conveyed, or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise (including, without limitation, by a transfer of interests in such party) (collectively, a "TRANSFER"), without the prior written consent of the other party hereto, which consent may be granted or denied in its sole and absolute discretion. Any attempted Transfer without such consent shall be null and void. No Transfer, whether with or without consent, shall operate to release the party requesting a Transfer or alter such party's primary liability to perform its obligations under this Agreement. Notwithstanding the foregoing, subject to Buyer's continuing primary liability to perform its obligations under this Agreement, Buyer may, upon prior written notice to Seller but without the necessity of obtaining Seller's consent, assign this Agreement to an Affiliate of Buyer.

            12.7 SEVERABILITY. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto agree to negotiate in good faith to add to this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

            12.8 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of Section 12.6 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer


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


upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

            12.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            12.10 INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided,

                  (a) defined terms have the meanings assigned to them in this Agreement and include the plural as well as the singular,

                  (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP, as in effect on the date hereof, unless otherwise stated,

                  (c) all references in this Agreement to designated Articles, Sections or Exhibits are to the designated Article, Section or Exhibit to this Agreement, unless otherwise indicated, and all Exhibits to this Agreement are incorporated herein by reference,

                  (d) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement,

                  (e) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,

                  (f) the words "TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT," "TRANSACTIONS UNDER THIS AGREEMENT," "TRANSACTIONS CONTEMPLATED HEREBY" and words of similar import mean the sale of the Property by Seller to Buyer pursuant to this Agreement and shall not be deemed or construed to include any of the transactions contemplated by the Other Transaction Documents;

                  (g) the words "HEREIN," "HEREOF," "HEREWITH," "HEREUNDER" and "HERETO" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and

                  (h) the words "INCLUDE," "INCLUDING" and other words of similar import mean "INCLUDE, WITHOUT LIMITATION" or "INCLUDING, WITHOUT LIMITATION," regardless of whether any reference to "without limitation" or words of similar import is made.

            12.11 FURTHER ASSURANCES. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments,


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


deeds and assurances as may be reasonably required to consummate the transaction contemplated hereby.

            12.12 NUMBER AND GENDER. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

            12.13 MUTUAL DRAFTING. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. In the event any ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            12.14 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

            12.15 ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

            12.16 BUSINESS DAYS. As used herein, the term "BUSINESS DAY" shall mean a day that is not a Saturday, Sunday, federal holiday or legal holiday in Clark County, Nevada. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

            12.17 EARLY TERMINATION. In the event that this Agreement is terminated pursuant to the terms hereof, this Agreement and all of the provisions hereof shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

            12.18 CONFIDENTIALITY. Each of Buyer and Seller acknowledges that the information being provided to Buyer and its representatives by the Seller is subject to the terms of a confidentiality agreement, dated April 20, 2006, among HRH, Peter A. Morton, PMR, Seller and Merger Parent. In the event that the Closing hereunder shall not occur, Buyer shall promptly return to Seller all due diligence materials delivered by Seller to Buyer and shall destroy all copies and abstracts thereof.

            12.19 ARBITRATION. Any dispute that may arise between the parties with respect to the performance, interpretation or enforcement of this Agreement shall be submitted to arbitration conducted in Los Angeles, California pursuant to the rules and procedures of the American Arbitration Association, and, to the maximum extent applicable, the Federal Arbitration Act (Title 9 of the United States Code). The arbitrator


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


shall be a retired judge of the Federal District Court, or some similarly qualified, mutually agreeable individual. The arbitration of such issues shall be final and binding upon the parties. The arbitrator shall be entitled to impose sanctions and to take such other actions as the arbitrator deems necessary to the same extent as a judge could under the Federal Rules of Civil Procedure and applicable law. Notwithstanding the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any dispute(s) arising under this Agreement, nor shall any party seek punitive damages relating to any such dispute(s) in any other forum. The cost of any arbitration hereunder, including the cost, if any, of the record or transcripts thereof, administrative fees, and all other fees involved, including reasonable attorneys' fees incurred by the party determined by the arbitrator to be the prevailing party, shall be paid by the party determined by the arbitrator not to be the prevailing party. The parties to the arbitration shall instruct the arbitrator to render its decision no later than sixty (60) days after the submission of the dispute(s).

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              BUYER:
                              MORGANS GROUP LLC,
                              a Delaware limited liability company

                              By:  Morgans Hotel Group Co.,
                                   a Delaware corporation,
                                   its Managing Member


                                    By:       /s/ W. Edward Scheetz

                                          -------------------------------
                                          Name:   W. Edward Scheetz
                                          Title:  Chief Executive Officer

                              SELLER:

                              HR CONDOMINIUM INVESTORS (VEGAS), L.L.C., a Delaware limited liability company

                              By: PM Realty, LLC, a Nevada limited-liability company



                                    By:       /s/ Peter A. Morton
                                          ------------------------------------
                                          Name:   Peter A. Morton
                                          Title:  Manager